UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 26, 2017

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement

Sales Agreement

On May 26, 2017, Intrepid Potash, Inc. (the “Company”) entered into a Controlled Equity OfferingSM sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as the sole agent (the “Agent”), which provides for the issuance and sale from time to time by the Company of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), having an aggregate gross sales price of up to $40,000,000 (the “Shares”). The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209888), filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2016, and a prospectus, which consists of a base prospectus, filed with the Commission on March 2, 2016, and a prospectus supplement, dated May 26, 2017 (collectively, the “Prospectus”). Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through the New York Stock Exchange or any other existing trading market for the Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, the repayment of indebtedness under its senior notes or revolving credit facility, acquisitions and funding capital expenditures.

The Sales Agreement contains customary representations, warranties and agreements by the Company, including obligations of the Company to indemnify the Agent for certain liabilities under the Securities Act. Under the terms of the Sales Agreement, the Company will pay the Agent a commission equal to 3.0% of the gross proceeds from sales of the Shares. In addition, the Company has agreed to pay certain expenses incurred by the Agent in connection with the offering. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Relationships

As more fully described under the caption “Plan of Distribution” in the Prospectus, the Agent and certain of its affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement dated as of May 26, 2017 by and between Intrepid Potash, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Latham & Watkins LLP regarding legality of the Common Stock.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017	INTREPID POTASH, INC.

/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement dated as of May 26, 2017 by and between Intrepid Potash, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Latham & Watkins LLP regarding legality of the Common Stock.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).